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United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2017

ISORAY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33407	41-1458152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On June 15, 2017, IsoRay, Inc. (“IsoRay” or the “Company”) held a Special Meeting of Shareholders, where four proposals were voted on. The proposals are described in detail in IsoRay’s definitive proxy statement filed with the Securities and Exchange Commission on May 17, 2017. Of the 55,076,484 common and preferred shares outstanding and entitled to vote at the Annual Meeting, 31,619,660 common and preferred shares (or 57.41%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The final voting results on each proposal are set forth below.

Proposal 1. The shareholders did not approve the Company’s 2014 Employee Stock Option Plan. The votes on this proposal were:

For	Against	Abstain	Broker Non-Votes
13,825,962	6,330,865	200,875	11,261,958

Proposal 2. The shareholders did not approve the stock options granted under the Company’s 2014 Employee Stock Option Plan. The votes on this proposal were:

For	Against	Abstain	Broker Non-Votes
13,728,825	6,429,834	199,043	11,261,958

Proposal 3. The shareholders approved the Company’s 2017 Equity Incentive Plan. The votes on this proposal were:

For	Against	Abstain	Broker Non-Votes
16,373,761	3,747,730	236,211	11,261,958

Proposal 4. The shareholders ratified the appointment of DeCoria, Maichel & Teague, P.S. as IsoRay’s independent registered public accounting firm for the fiscal year ending June 30, 2018. The votes on this proposal were:

For	Against	Abstain	Broker Non-Votes
29,749,745	1,698,613	171,302	0

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 20, 2017
IsoRay, Inc., a Minnesota corporation

	By:	/s/ Thomas C. LaVoy
Thomas C. LaVoy, CEO